Exhibit 10.7

Execution Version

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Pledge Agreement”) dated as of November 14, 2024, is made by Reed’s, Inc., a Delaware corporation (the “Pledgor”), in favor of Cantor Fitzgerald Securities, in its capacity as collateral agent (together with its successors and assigns, the “Collateral Agent”) for the Secured Parties (as defined below).

RECITALS

A. Pledgor has entered into a Senior Secured Loan and Security Agreement, dated as of the date hereof, among Cantor Fitzgerald Securities, as administrative agent (the “Administrative Agent”), Collateral Agent, the other lenders listed on Schedule 1.1(a) thereof or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”) and the other Subsidiaries of the Borrower from time to time party thereto, as guarantors (the “Guarantors”) (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”).

B. Pursuant to the Loan Agreement, Pledgor has agreed to grant to Collateral Agent for the benefit of the Secured Parties a security interest in all of Pledgor’s right, title and interest in one hundred percent (100%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Pledgor of any of its Subsidiaries.

C. Pledgor is the record and beneficial owner of the equity interests shown on Schedule I attached hereto, which Schedule I is incorporated herein by reference, and may be amended or supplemented pursuant to the terms of this Pledge Agreement. For purposes of this Pledge Agreement, the term “Pledged Interests” shall mean one hundred percent (100%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Pledgor in each of Pledgor’s Subsidiaries.

D. Because Pledgor agreed to grant a security interest in and pledge to Collateral Agent the Pledged Interests pursuant to the Loan Agreement, Collateral Agent and the Lenders require, and Pledgor wishes to execute and deliver to Collateral Agent for the benefit of the Secured Parties, this Pledge Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby represents, warrants, covenants and agrees as follows:

1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings given to them in the Loan Agreement. In addition, the following terms not otherwise defined in the preamble or recitals of this Pledge Agreement shall have the following meanings:

“Act” means the Securities Act of 1933, as amended.

“Pledge Supplement” shall have the meaning set forth in Section 5(d) below.

“Pledged Collateral” shall have the meaning set forth in Section 2 below.

“Secured Obligations” shall have the meaning set forth in Section 2 below.

2. Pledge. As security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all Secured Obligations arising under the Loan Documents, together with, without limitation, the prompt payment of all expenses, including, without limitation, reasonable attorneys’ fees incurred for the collection of the Secured Obligations and the enforcement or protection of Collateral Agent’s Lien in and to the collateral pledged hereunder, Pledgor hereby pledges to Collateral Agent, and grants to Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following (collectively, the “Pledged Collateral”), except as specifically provided in Section 6, below:

(i) the Pledged Interests owned or held by Pledgor and the certificates representing such Pledged Interests, including without limitation, all of Pledgor’s right, title and interest in, to and under all (A) proceeds, distributions of profits and income associated with the Pledged Interests, (B) capital distributions from each Issuer, (C) distributions of cash flow by each Issuer, (D) proceeds of any liquidation upon the dissolution of any Issuer and winding up of the affairs of any Issuer and (E) all other rights of Pledgor as a stockholder or member of each Issuer including, without limitation, rights to reports, accounting, information and voting to the extent permitted by law, in each case whether presently existing or hereafter arising;

(ii) all voting trust certificates held by Pledgor evidencing the right to vote any Pledged Interests subject to any voting trust; and

(iii) all additional shares or other equity interests and voting trust certificates from time to time acquired by Pledgor in any manner (which additional shares or other equity interests shall be deemed to be part of the Pledged Interests), and the certificates representing such additional shares or other equity interests, and all dividends, distributions, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such shares or other equity interests.

(The Obligations and all other obligations and covenants to be performed by Pledgor in favor of Collateral Agent and the Lenders under the Loan Agreement, this Pledge Agreement or any other Loan Document, shall hereinafter from time to time be collectively referred to as the “Secured Obligations”.)

3. Delivery of Pledged Collateral. Pledgor shall deliver to Collateral Agent promptly following the execution hereof (or, in the case of any such certificates or instruments that hereafter come into existence, promptly following receipt of the same by Pledgor) all certificates or other instruments representing or evidencing any Pledged Interests, accompanied by appropriate duly executed instruments of transfer or assignment (including, without limitation, stock powers) in blank, all in form and substance satisfactory to the Required Lenders. Schedule I identifies which Pledged Interests are certificated and which Pledged Interests are not certificated. Except as specifically provided in Section 6 below, Pledgor shall receive all certificates, cash, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests in trust for Collateral Agent, and shall promptly upon receipt deliver to Collateral Agent such certificates, cash, instruments, and other property and proceeds, together with any necessary endorsement.

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4. Representations and Warranties. Pledgor hereby represents and warrants to Collateral Agent as follows:

(a) Pledgor is the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged to Collateral Agent by Pledgor under Section 2 of this Pledge Agreement, free and clear of any Lien thereon or affecting title thereto, except for the Lien created by this Pledge Agreement and the Term Loans and Permitted Liens.

(b) None of the Pledged Interests has been transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such transfer may be subject with respect to which such transfer could reasonably be expected to result in a Material Adverse Change.

(c) No consent, approval, authorization or other order of any Person and no consent or authorization of any governmental authority or regulatory body is required to be made or obtained by Pledgor either (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by such Pledgor; or (ii) for the exercise by Collateral Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally and laws under applicable jurisdictions outside of the United States.

(d) The pledge, grant of a security interest in, and delivery of the Pledged Collateral pursuant to this Pledge Agreement will create a valid first priority Lien on and in the Pledged Collateral pledged by each Pledgor, and the proceeds thereof, securing the payment of the Secured Obligations assuming (i) continued possession of the certificates or other instruments representing or evidencing the Pledged Interests by Collateral Agent and (ii) that Collateral Agent has no notice prior to or on the date of delivery of such Pledged Interests of an adverse claim within the meaning of the Code.

(e) This Pledge Agreement has been duly executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by the application of general equity principles.

(f) All information with respect to the Pledged Collateral set forth herein, is and shall be true and correct in all material respects as of the date furnished.

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(g) Pledgor warrants and represents to Collateral Agent that all representations and warranties contained in this Pledge Agreement are true in all material respects at the time of Pledgor’s execution of this Pledge Agreement.

5. Covenants of Pledgor. Pledgor covenants and agrees that until the Secured Obligations have been paid and performed in full (other than contingent indemnity obligations for which no claim has been asserted) or otherwise terminated pursuant to Section 8, below:

(a) Without the prior written consent of the Required Lenders or except as permitted by or pursuant to the Loan Agreement, Pledgor shall not sell, assign, transfer, exchange, pledge or otherwise encumber or restrict any of such Pledgor’s rights in or to the Pledged Collateral pledged by such Pledgor or any unpaid dividends or other distributions or payments with respect thereto or grant a Lien therein except as otherwise permitted by this Pledge Agreement or other Loan Documents.

(b) Pledgor shall, at such Pledgor’s own expense, promptly execute, acknowledge and deliver all such instruments and take all such action as may be necessary, or as Collateral Agent or the Required Lenders from time to time may reasonably request, in order to ensure to Collateral Agent the benefits of the Lien in and to, the Pledged Collateral intended to be created by this Pledge Agreement.

(c) Except as otherwise permitted by the Loan Agreement, Pledgor shall maintain, preserve and defend the title to the Pledged Collateral and the Lien of Collateral Agent thereon against the claim of any other Person.

(d) Pledgor shall, upon obtaining any additional shares of stock or other equity interest of any Subsidiary not evidenced on Schedule I attached hereto, promptly (and in any event within five (5) Business Days or such later date as the Required Lenders may agree) deliver to Collateral Agent (except as noted in the proviso below), to the extent applicable, all share certificates and voting trust certificates respecting such stock or other equity interest, and deliver to Collateral Agent a Pledge Supplement duly executed by such Pledgor supplementing Schedule I attached hereto, in form and substance reasonably acceptable to Collateral Agent and the Required Lenders (a “Pledge Supplement”), and execute instruments of transfer or assignment (including, without limitation, stock powers), executed in blank, in respect of the additional shares of stock or other equity interests which are to be pledged pursuant hereto. Pledgor hereby authorizes Collateral Agent to attach each such Pledge Supplement hereto and agrees that all shares or other equity interests listed on any Pledge Supplement delivered to Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.

(e) Pledgor shall furnish Collateral Agent and any Lender such information concerning the Pledged Collateral as it may from time to time reasonably request, and will permit Collateral Agent, such Lender and its designees, from time to time during normal business hours upon reasonable prior notice, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Pledgor which pertain to the Pledged Collateral, and shall upon the request of Collateral Agent or any Lender, deliver to Collateral Agent or such Lender copies of all of such records and papers; provided that, any of such inspection, audit or other action under this Section 5(e) shall be conducted in accordance with Section 6.2(c) of the Loan Agreement.

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(f) Pledgor agrees that a breach of any covenants contained in this Section 5 will cause irreparable injury to Collateral Agent and the Lenders, that Collateral Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 5 shall be specifically enforceable against such Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that the Secured Obligations are not then due and payable or the Secured Obligations have been paid and performed in full (other than contingent indemnity obligations for which no claim has been asserted).

6. Pledgor’s Rights. So long as no Event of Default shall have occurred and be continuing:

(a) Pledgor shall have the right to vote and give consents with respect to the Pledged Collateral or any part thereof for all purposes not inconsistent with the provisions of this Pledge Agreement and the Loan Agreement; provided, however, that no vote shall be cast, and no consent shall be given or action taken, which would have the effect of impairing the position or interest of Collateral Agent or Lenders in respect of the Pledged Collateral.

(b) Pledgor shall be entitled to collect and receive for such Pledgor’s own use, and shall not be required to pledge pursuant to Section 2 above, any cash dividends, proceeds or distributions paid in respect of the Pledged Interests, except such dividends, proceeds or distributions as are prohibited under the Loan Agreement or any other Loan Document; provided, however, that until actually paid, all rights to any such permitted dividends, proceeds or distributions shall remain subject to the Lien created by this Pledge Agreement. All dividends, proceeds or distributions in respect of any of the Pledged Interests of such Pledgor whenever paid or made (other than such cash dividends, proceeds or distributions as are permitted to be paid to such Pledgor in accordance with this clause (b)) shall be delivered to Collateral Agent to hold as Pledged Collateral and shall, if recovered by such Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Collateral Agent as Pledged Collateral.

7. Defaults and Remedies.

(a) Events of Default. The occurrence of an Event of Default as defined in the Loan Agreement or any other Loan Document shall be an Event of Default hereunder.

(b) Remedies. Upon the occurrence of an Event of Default and so long as the same shall be continuing:

(i) All or any portion of the Secured Obligations may, at the option of Required Lenders and without demand, notice or legal process of any kind (other than as required by the Loan Agreement), be declared, and immediately shall become, due and payable.

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(ii) Upon direction from the Required Lenders, Collateral Agent (directly or through an agent, nominee or acquisition vehicle) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Interests for certificates or instruments of smaller or larger denominations, to exercise the voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon from and after such date, to sell in one or more sales after ten (10) days’ notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and to otherwise act with respect to the Pledged Collateral as though Collateral Agent was the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Collateral Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution (which appointment is coupled with an interest) to take all such actions permitted hereunder or otherwise permitted by law; provided, however, neither the Collateral Agent or the Lenders shall have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at such location as Collateral Agent (at the direction of the Required Lenders) may reasonably select, and to the extent permitted by law, Collateral Agent (acting at the direction of the Required Lenders, either directly or through an acquisition vehicle) or any Lender may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Collateral Agent (at the direction of the Required Lenders) reserves the right to reject any and all bids at such sale which the Required Lenders, in their sole discretion, shall deem inadequate. Except as otherwise provided herein, Pledgor hereby waives demand of performance, notices of sale, advertisements, and the presence of the Pledged Collateral at any sale thereof. Any sale hereunder may be conducted by an auctioneer or any officer or agent of Collateral Agent or any Lender.

(iii) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral by public sale, the highest bid shall be inadequate to discharge in full all the Secured Obligations if there be but one sale, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Required Lenders, in their sole discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, Collateral Agent (at the direction of the Required Lenders) may, on one or more occasions, postpone any of said sales by public announcement at the time of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, however, that if a public sale is postponed for more than sixty (60) days, Collateral Agent (at the direction of the Required Lenders) shall re-notice such Pledgor of any subsequent public sale of the affected Pledged Collateral in accordance with Section 7(b)(ii), above.

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(iv) In the event of any sales hereunder, Collateral Agent (at the direction of the Required Lenders) shall, after deducting all reasonable costs or expenses of every kind (including, without limitation, reasonable attorneys’ fees, costs and other reasonable legal expenses) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sales to the payment or reduction, either in whole or in part, of the Secured Obligations in accordance with the agreements and instruments governing and evidencing such Secured Obligations, returning the surplus, if any, to such Pledgor or to whosoever may be lawfully entitled to receive the same. Collateral Agent or any Lender shall, in no event, be required to pay, in the aggregate taking into account all other payments made to such Pledgor under this Section 7(b)(iv), more than the total value of such surplus, as reasonably determined by Collateral Agent (acting at the direction of the Required Lenders) or such Lender, and Collateral Agent and the Lenders shall not be responsible for the apportionment or payment of any surplus to such Pledgor except to such Pledgor pursuant to this Section 7(b)(iv).

(c) If, at any time when the Required Lenders direct Collateral Agent to exercise its right to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Act, the Required Lenders or Collateral Agent (at the direction of the Required Lenders) may, in its discretion (subject only to applicable requirements of law) sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Required Lenders may deem necessary or advisable, but subject to applicable law and the other requirements of this Section 7, and shall not be required to effect such registration or cause the same to be effected. Without limiting the generality of the foregoing, in any such event Collateral Agent (at the direction of the Required Lenders) may, (i) in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under the Act; (ii) approach and negotiate with a single possible purchaser to effect such sale; and (iii) restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or part thereof. In addition to a private sale as provided above in this Section 7, if any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act at the time of any proposed sale hereunder, then Collateral Agent (at the direction of the Required Lenders) shall not be required to effect such registration or cause the same to be effected but may, in its sole discretion (subject only to applicable requirements of law), require that any sale hereunder (including a sale at auction) be conducted subject to such restrictions as Collateral Agent (at the direction of the Required Lenders) may, in its sole discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the bankruptcy laws and other laws affecting the enforcement of creditors’ rights and the Act and all applicable state securities laws.

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8. Termination. Immediately and, in any event within two (2) Business Days following the full and complete payment or satisfaction of all the Secured Obligations (other than contingent indemnity obligations for which no claim has been asserted), Collateral Agent (acting at the direction of the Required Lenders) shall deliver to Pledgor the Pledged Collateral pledged by such Pledgor at the time subject to this Pledge Agreement and all instruments of assignment executed in connection therewith, free and clear of the Lien hereof, and, except as otherwise provided herein, all of such Pledgor’s obligations hereunder shall at such time terminate. At the request and sole expense of the Pledgor following such termination, the Collateral Agent shall deliver to the Pledgor such documents as the Pledgor shall reasonably request and prepare (in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders and without representation, recourse or warranty) to evidence such termination. For the avoidance of doubt, the Collateral Agent shall not be required to take any action under this Section 8 until the Borrower shall have provided to Collateral Agent a certificate of a Responsible Officer stating that such transaction and the execution and deliver (or authorization) of such release or similar agreement, as applicable, is permitted under the Loan Documents.

9. Miscellaneous.

(a) Entire Agreement. This Pledge Agreement and the Loan Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in its entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. In the case of any conflicting or inconsistent provision between this Pledge Agreement and the Loan Agreement, the provisions of the Loan Agreement shall supersede and control.

(b) Assignability. The provisions of this Pledge Agreement shall inure to the benefit of and be binding on Pledgor and its permitted assigns (if any). Pledgor shall not assign its obligations under this Pledge Agreement without Collateral Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Collateral Agent may only assign, transfer or endorse its rights hereunder pursuant to the terms of the Loan Agreement and all of such rights shall inure to the benefit of Collateral Agent’s successors and assigns.

(c) Notices. All notices and communications provided for hereunder shall be given in the manner provided for in the Loan Agreement.

(d) No Waiver; Amendments. The powers conferred upon Collateral Agent by this Pledge Agreement are solely to protect its rights hereunder and its interest in the Collateral and shall not impose any duty upon Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be liable for any act or failure to act hereunder. No omission or delay by Collateral Agent at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Pledgor at any time designated, shall be a waiver of any such right or remedy to which Collateral Agent is entitled, nor shall it in any way affect the right of Collateral Agent to enforce such provisions thereafter. Other than with respect to any Pledge Supplements properly delivered pursuant to Section 5(d) hereof, this Pledge Agreement may not be amended or modified except by written agreement between Pledgor and Collateral Agent (at the direction of the Required Lenders), and no consent or waiver hereunder shall be valid unless in writing and signed by Collateral Agent.

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(e) Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

(f) Governing Law. This Pledge Agreement has been negotiated and delivered to Collateral Agent in the State of New York, and shall have been accepted by Collateral Agent in the State of New York. This Pledge Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. The provisions of Section 11 of the Loan Agreement are incorporated into this Pledge Agreement as if fully set forth herein mutatis mutandis.

(g) Execution. This Pledge Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Pledge Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(h) Recitals. The recitals set forth above are incorporated herein by reference.

(i) Collateral Agent. Cantor Fitzgerald Securities is entering into this Pledge Agreement solely in its capacity as Collateral Agent under the Loan Agreement and not in its individual or corporate capacity. In entering into this Pledge Agreement, the Collateral Agent shall be entitled to the benefit of every provision of the Loan Agreement and the other Loan Documents, including, without limitation, the provisions relating to the rights, protections, powers, indemnities, duties, exculpations or conduct of, affecting the liability of or otherwise affording protection to the Collateral Agent thereunder. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, nothing contained in this Pledge Agreement shall require the Collateral Agent to exercise any discretionary acts, and any provisions of this Pledge Agreement that authorize or permit the Collateral Agent to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Collateral Agent receiving instruction from the Required Lenders (or such other number or percentage of the Lenders as is expressly required by the Loan Agreement or the other Loan Documents) to take such action or to exercise such rights.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed and delivered by their duly authorized officer on the date first set forth above.

PLEDGOR:

REED’S, INC.

By:	/s/ Norman E. Snyder, Jr.
Name:	Norman E. Snyder, Jr.
Title:	CEO

[Signature Page to Pledge Agreement]

COLLATERAL AGENT:

CANTOR FITZGERALD SECURITIES, as Collateral Agent

By:	/s/ Christian Wall
Name:	Christian Wall
Title:	Head of Fixed Income

[Signature Page to Pledge Agreement]

SCHEDULE I

Issuer	Owner	Jurisdiction of Organization of Pledged Entity	Class of Stock or Other Equity Interest	Certificate Number	Number of Shares or Percentage Interest Pledged
None.	N/A	N/A	N/A	N/A	N/A